UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

LONGEVITY ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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LONGEVITY ACQUISITION
CORPORATION
Yongda International Tower

No. 2277 Longyang Road, Pudong
District, Shanghai

People’s Republic of China

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

NOTICE OF REVISED CASH CONTRIBUTION

TO THE SHAREHOLDERS OF LONGEVITY ACQUISITION CORPORATION:

On October 26, 2020, Longevity Acquisition Corporation (the “Company” or “Longevity”) filed with the Securities and Exchange Commission and mailed to its shareholders a definitive proxy statement (“Proxy Statement”) with respect to a special meeting (the “Special Meeting”) for the purpose of considering and voting upon the following proposals:

The special meeting is being held for the sole purpose of considering and voting upon the following proposals:

•	a proposal to amend Longevity’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) to extend the date by which Longevity must consummate a business combination (the “Extension”) from November 30, 2020 to May 29, 2021, or such earlier date as determined by the Board (the “Extended Date”), by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Regulation 23.2 thereof and replacing it with the new Regulation 23.2 in the form set forth in Annex A of the accompanying proxy statement (the “Extension Proposal”); and

•	a proposal to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Proposal (the “Adjournment Proposal”).

Revised Contribution

As previously disclosed in the Proxy Statement, if the Extension is approved, the Company will deposit into the trust account $0.025 for each public share that is not redeemed, for each monthly period, or portion thereof, that is needed by the Company to complete an initial business combination from November 30, 2020 until the date of the consummation of its business combination (the “Original Contribution”).

On November 17, 2020, the Company announced that it has agreed that if the Extension is approved, for public shares that is not redeemed by the Company’s shareholders in connection with the Extension (each, a “Remaining Share”), for each monthly period, or portion thereof, that is needed by the Company to complete an initial business combination during the Extension, it will deposit $0.05 per month for each Remaining Share (the “Revised Contribution”). The Revised Contribution will be deposited as additional interest on the proceeds in the trust account and will be distributed pro rata as a part of redemption amount to each Remaining Share in connection with a future redemption. The Revised Contribution replaces the Original Contribution.

No changes have been made to the Special Meeting’s meeting date, record date and location, or the proposals to be brought before the Special Meeting, which are presented in the Proxy Statement.

Effect of this Proxy Supplement

Except as expressly set out in this Proxy Supplement, the Proxy Statement remains unchanged, continues to apply and should be considered (along with this Proxy Supplement) in casting your vote in connection with the special meeting. This Proxy Supplement does not change the proposals to be acted upon at the special meeting, which are described in the Proxy Statement.

No action in connection with this Proxy Supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change the vote in that proxy.

Recommendation of the Board

The Company’s board of directors continues to recommend that you vote “FOR” the Extension Amendment.

Please read this Proxy Supplement carefully and in its entirety together with the Proxy Statement, which was previously mailed to you, before voting. To the extent that any information contained in the Proxy Supplement is inconsistent with the information contained in the Proxy Statement, the Proxy Supplement shall be deemed to have superseded the Proxy Statement.

If you have questions about the proposals or if you need additional copies of this Proxy Supplement, the Proxy Statement or the proxy card, you should contact Advantage Proxy, Inc., Attn: Karen Smith, the Company’s proxy solicitor, at (877) 870-8556 (banks and brokers can call collect at (206) 870-8565) or at ksmith@advantageproxy.com.

This Proxy Supplement is dated November 17, 2020

By Order of the Board of Directors

/s/ Matthew Chen
Chairman and Chief Financial Officer

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U. S. STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR PASSED UPON THEIR MERITS OR FAIRNESS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.